Exhibit 10.6 (c)
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE is made as of the 27th day of August, 2010 (the “Amendment”), by and between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as “Landlord”), successor in interest to SOUTHWEST VALLEY PARTNERS, LLC (hereinafter referred to as “Southwest Valley”), and ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (hereinafter referred to as “Tenant”), which terms “Landlord” and “Tenant” shall include the successors and assigns of the respective parties.
WITNESSETH:
     WHEREAS, by that certain Lease dated June 21, 2007, by and between Southwest Valley and Tenant, as amended by that certain First Amendment to Lease dated October 23, 2007 and by that certain Second Amendment to Lease (collectively, the “Lease”), Southwest Valley did lease and demise unto Tenant and Tenant did lease from Southwest Valley approximately 328,995 square feet of bulk distribution space (the “Premises”) located within the bulk distribution building located or to be constructed at Riverside Business Center, 4570 West Lower Buckeye Road, Phoenix, Arizona 85034 (the “Building”), as more particularly described in the Lease; and
     WHEREAS, Landlord has succeeded to all of the right, title and interest of Southwest Valley under the Lease.
     WHEREAS, the parties desire to confirm that while Tenant is a publicly traded company, no transfer of shares of stock of Tenant shall constitute an assignment of Tenant’s interest under the Lease.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized Terms. All initial capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.
     2. Assignment and Subletting. Article 18 of the Lease is hereby amended to add at its end the following paragraph:
                “Notwithstanding any provision in the Lease to the contrary, while Tenant is a publicly traded company, no transfer of shares of stock of Tenant shall constitute an assignment of Tenant’s interest under the Lease.”

Phoenix, AZ (Warehouse)

     3. Miscellaneous.
a.	Except as modified by this Amendment, all other terms, covenants and conditions of the Lease not specifically amended hereby shall remain in full force and effect.

b.	The Lease, as amended by this Amendment, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The Lease may be further amended only in writing signed by both Landlord and Tenant.

c.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and all of which, collectively, shall be deemed to constitute one and the same instrument.

[Signature page follows]

2	Phoenix, AZ (Warehouse)

          IN WITNESS WHEREOF, the Landlord and Tenant have executed this THIRD AMENDMENT TO LEASE as of the day and year first above written.
LANDLORD:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Nicholas R. Heinzelmann

	Name:	Nicholas R. Heinzelmann
	Title:	Assistant Vice President

TENANT:
ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:	/s/ Alex J. Lelli, Jr.

Alex J. Lelli, Jr.
Senior Vice President, Growth & Development

3	Phoenix, AZ (Warehouse)